                                                                    Exhibit 99.1

                                                               [GRAPHIC OMITTED]

             GLOBECOMM SYSTEMS ANNOUNCES RECORD REVENUES FOR FISCAL
              2007 SECOND QUARTER AND SIX-MONTH FINANCIAL RESULTS

  o Earnings Per Diluted Share increased 83% to $0.11 in the Second Quarter of
         Fiscal 2007 as Compared to Earnings Per Diluted Share of $0.06
                      in the Second Quarter of Fiscal 2006

        o Revenues Increased 22.8 % in the Second Quarter of Fiscal 2007
                as Compared to the Second Quarter of Fiscal 2006

HAUPPAUGE, N.Y.--(BUSINESS WIRE)--February 6, 2007--Globecomm Systems Inc.
(NASDAQ: GCOM-News), a global provider of end-to-end satellite-based communications solutions, today announced financial results for the Company's fiscal 2007 second quarter and six-months ended December 31, 2006.

FISCAL YEAR 2007 SECOND QUARTER RESULTS

Revenues for the Company's fiscal 2007 second quarter increased 22.8% to a record $36.7 million, compared to $29.9 million in the same period last year.
Revenues from ground segment systems, networks and enterprise solutions increased by 25.4% to $28.4 million driven by continued success in the government marketplace. Revenues from data communications services increased
14.5% to $8.4 million revenue mainly in life cycle support services in the government marketplace. Overall, revenues in the government marketplace as a percentage of total revenues increased to 62% for the three-months ended
December 31, 2006 from 56% in the same period last year.

Net income for the Company's fiscal 2007 second quarter increased 92.7% to $1.8 million, or $0.11 per diluted share, compared to net income of $0.9 million, or
$0.06 per diluted share, in the second quarter of fiscal 2006. The increased revenue and increase in gross margin percentage drove the increase in net income. The increase in gross margin was mainly driven by the ground segment systems, networks and enterprise solutions' pre-engineered systems product line in the government marketplace.

FISCAL YEAR 2007 SIX-MONTH RESULTS

Revenues for the Company's fiscal 2007 six-months ended December 31, 2006 increased 5.0% to a record $62.4 million, compared to $59.5 million in the same period last year. The increase in revenues was driven by a 19.9% increase in revenues by the data communications services business segment primarily driven by increased life cycle support services, along with an increase in telephony service revenue. Revenue for ground segment systems, networks and enterprise solutions remained relatively consistent compared to the same period last year.
Overall, revenues in the government marketplace as a percentage of total revenues increased to 62% for the six-months ended December 31, 2006 from 52% in the same period last year.

Net income for the Company's first six-months of fiscal 2007 increased 55.5% to
$2.7 million, or $0.17 per diluted share, compared to net income of $1.8 million, or $0.11 per diluted share, in the same period last year. The increased revenue and an increase in the overall gross margin percentage of the Company drove the increase in net income. The increase in gross margin was due to increased revenue in the government marketplace in both the life cycle support services and pre-engineered systems product line in the data communications services and ground segment systems, networks and enterprise solutions business segments, respectively.

MANAGEMENT'S REVIEW OF RESULTS

David Hershberg, Chairman and CEO of the Company, said, "Globecomm continues to gain traction in the government marketplace in both the ground segment systems, networks and enterprise solutions, and the data communications services business segments, which is a result of our ability to provide turnkey systems and related services under one roof. For example, in the second quarter, the Company announced a multi-year life cycle support services contract from Harris
Corporation to sustain the Federal Aviation Administration FTI-SAT program by supporting equipment previously deployed by Globecomm at forty-three sites across the United States. We are increasingly seeing requests for these types of turnkey services and have the infrastructure in place to rapidly respond to such requirements." Mr. Hershberg continued, "During the quarter, the Company received a contract for multi-band Auto-Explorer terminals, which allow for ease of operation on both commercial and military satellites. This is a very important contract as it sets the foundation for the development of future multi-band terminals, including Ka-Band to support communications to and from the next generation of military satellites slated for launch in the next eighteen months. Additionally, the Company received a follow-on contract from
NATO to provide additional systems in support of a multi-national global positioning satellite-based friendly force tracking system (FTS). We are hopeful that there will be additional FTS requirements in the future and look to expand the Company's current relationship with NATO."

MANAGEMENT'S CURRENT EXPECTATIONS FOR THE FISCAL YEAR ENDING JUNE 30, 2007

Globecomm continues to expect record consolidated revenues for fiscal year 2007 in excess of $145 million, or at least a 15% increase over fiscal 2006, and record earnings per diluted share in excess of $0.45 per share, representing at least a 67% increase over fiscal 2006 earnings per diluted share, excluding a net non-recurring gain in fiscal 2006 in the amount of $0.02 of earnings per diluted share.

These expectations reflect actual results for the Company's six-months ended
December 31, 2006 and management's current view of the next six months. Actual results for fiscal year 2007 will remain susceptible to factors in certain areas of the world. This may include, but is not limited to, major disruptions in the marketplaces we operate due to political unrest, local violence, global economic recession and changes in United States Government foreign policy. Results will also remain susceptible to possible cost overruns on projects, unfavorable product mix and timing of or failure to book and turn certain projects included in our projections.

ABOUT GLOBECOMM SYSTEMS

Globecomm Systems Inc. provides end-to-end value-added satellite-based communication products, services and solutions by leveraging its core satellite ground segment systems and network capabilities, with its satellite communication services capabilities. The products and services Globecomm offers include pre-engineered systems, systems design and integration services, managed network services and life cycle support services. Globecomm's customers include communications service providers, commercial enterprises, broadcast and other media and content providers and government and government-related entities.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in
Washington, DC, Hong Kong, the United Kingdom, the United Arab Emirates and
Afghanistan.

Certain of the statements contained in this press release may be deemed forward-looking statements. Such statements, and other matters addressed in this press release, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements and matters include risks and other factors detailed, from time to time, in the
Company's reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K, its Quarterly
Reports on Form 10-Q and its Current Reports on Form 8-K, which the Company urges investors to consider. These risks and other factors include, but are not limited to general and political and economic instability in the United States and abroad, including the hostilities in Iraq and Afghanistan.

CONTACT: Globecomm Systems Inc.
David Hershberg, 631-231-9800
or
Investor Relations:
Matthew Byron, 631-457-1301
or
Fax: 631-231-1557
info@globecommsystems.com
-------------------------
www.globecommsystems.com.
------------------------
SOURCE: Globecomm Systems Inc.

                            -Financial tables follow-

                             GLOBECOMM SYSTEMS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                      THREE MONTHS ENDED                         SIX MONTHS ENDED
                                                DECEMBER 31,      DECEMBER 31,            DECEMBER 31,       DECEMBER 31,
                                                    2006              2005                    2006               2005
                                              ------------------------------------     --------------------------------------

Revenues from ground segment systems,
   networks and enterprise solutions          $    28,351        $     22,604           $       45,812     $        45,623
Revenues from data communications services          8,370               7,308                   16,628              13,865
                                              ------------------------------------      -------------------------------------
Total revenues                                     36,721              29,912                   62,440              59,488
                                              ------------------------------------      -------------------------------------
Costs and operating expenses:
      Costs from ground segment systems,
        networks and enterprise solutions          23,202              18,701                   37,277              38,226
      Costs from data communications                6,976               6,143                   13,563              11,711
      services
      Selling and marketing                         1,766               1,615                    3,541               3,129
      Research and development                        323                 161                      523                 270
      General and administrative                    2,951               2,552                    5,365               4,808
                                              ------------------------------------      -------------------------------------
Total costs and operating expenses                 35,218              29,172                   60,269              58,144
                                              ------------------------------------      -------------------------------------
Income from operations                              1,503                 740                    2,171               1,344

Interest income                                       348                 227                      616                 456
                                              ------------------------------------      -------------------------------------
Income before income taxes                          1,851                 967                    2,787               1,800

Provision for income taxes                             45                  30                       65                  50
                                              ------------------------------------      -------------------------------------
Net income                                    $     1,806        $        937           $        2,722     $         1,750
                                              ====================================      =====================================

Basic net income per common share             $      0.12        $       0.06           $         0.18     $          0.12
                                              ====================================      =====================================

Diluted net income per common share           $      0.11        $       0.06           $         0.17     $          0.11
                                              ====================================      =====================================

Weighted-average shares used in the
   calculation of basic net income
   per common share                                15,601              15,005                   15,409              14,860
                                              ====================================      =====================================
Weighted-average shares used in the
   calculation of diluted net income
   per common share                                16,489              15,606                   16,181              15,477
                                              ====================================      =====================================

                             GLOBECOMM SYSTEMS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                     DECEMBER 31,           JUNE 30,
                                                                                         2006                 2006
                                                                                 -----------------------------------------
                                                                                     (UNAUDITED)

ASSETS
Current assets:
      Cash and cash equivalents                                                  $       26,009        $       24,512
      Accounts receivable, net                                                           37,977                30,837
      Inventories                                                                        14,925                13,058
      Prepaid expenses and other current assets                                           1,449                 1,131
      Deferred income taxes                                                                  22                    22
                                                                                 -----------------------------------------
Total current assets                                                                     80,382                69,560
Fixed assets, net                                                                        19,640                15,510
Goodwill                                                                                  7,204                 7,204
Other assets                                                                                967                   960
                                                                                 -----------------------------------------
Total assets                                                                     $      108,193        $       93,234
                                                                                 =========================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                                              $       33,617        $       25,865
Other liabilities                                                                           960                   353
Total stockholders' equity                                                               73,616                67,016
                                                                                 -----------------------------------------
Total liabilities and stockholders' equity                                       $      108,193        $       93,234
                                                                                 =========================================